Exhibit 3.1(b)

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

RELYPSA, INC.

Gerrit Klaerner, Ph.D., hereby certifies that:

ONE: The name of this company is Relypsa, Inc., a Delaware corporation (the “Company”). The date of filing of the original Certificate of Incorporation of this Company (as amended, the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware was August 23, 2007. The Certificate of Incorporation was amended and restated in its entirety by filing of the Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware on October 25, 2007 (the “2007 Amended and Restated Certificate of Incorporation”). The Certificate of Incorporation was then amended by filing of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware on January 30, 2009. The Certificate of Incorporation of the Company was then amended and restated in its entirety by filing of the Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware on September 3, 2010 (the “2010 Amended and Restated Certificate of Incorporation”). The Certificate of Incorporation of the Company was then amended and restated in its entirety by filing of the Amended and Restated Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware on July 25, 2012 (the “Restated Certificate”).

TWO: He is the duly elected and acting President and Chief Operating Officer of the Company.

THREE: This amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOUR: This Certificate of Amendment shall be effective upon filing.

FIVE: The Restated Certificate of this Company is hereby amended pursuant to this Certificate of Amendment to Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) to delete Article IV(A) and replace it in its entirety with:

“A. The Company is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Company is authorized to issue is 918,895,820 shares, 494,603,155 shares of which shall be Common Stock (the “Common Stock”) and 424,292,665 shares of which shall be Preferred Stock (the “Preferred Stock”). The Preferred Stock shall have a par value of one tenth of one cent ($0.001) per share and the Common Stock shall have a par value of one tenth of one cent ($0.001) per share.”

SIX: The Restated Certificate of this Company is hereby amended pursuant to this Certificate of Amendment to delete Article IV(C) and replace it in its entirety with:

“C. The Company hereby designates: 1,996,405 of the authorized shares of Preferred Stock as “Series C Preferred Stock” (hereinafter referred to as the “Series C”); 159,140,500 of the authorized shares of Preferred Stock as “Series C-1 Preferred Stock” (hereinafter referred to as the “Series C-1”); 40,500,000 of the authorized shares of Preferred Stock as “Series C-2 Preferred Stock” (hereinafter referred to as the “Series C-2” and together with the Series C and Series C-1, the “Series C Preferred”); 46,300,000 of the authorized shares of Preferred Stock as “Series B-1 Preferred Stock” (hereinafter referred to as the “Series B-1”); 65,600,000 of the authorized shares of Preferred Stock as “Series B-2 Preferred Stock” (hereinafter referred to as the “Series B-2” and together with the Series B-1, the “Series B Preferred”); 55,377,880 of the authorized shares of Preferred Stock as “Series A Preferred Stock” (hereinafter referred to as the “Series A”) and 55,377,880 of the authorized shares of Preferred Stock as “Series A-1 Preferred Stock” (hereinafter referred to as “Series A-1” and together with the Series A, the “Series A Preferred”). The Series C Preferred, Series B Preferred and Series A Preferred shall be collectively referred to as the “Series Preferred”).”

* * * *

SEVEN: This Certificate of Amendment has been duly approved by the Board of Directors of the Company.

EIGHT: This Certificate of Amendment was approved by the holders of the requisite number of shares of the Company in accordance with Section 228 of the DGCL. This Certificate of Amendment has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the stockholders of the Company.

[Signature Pages Follow]

IN WITNESS WHEREOF, RELYPSA, INC. has caused this CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF RELYPSA, INC. to be signed by its President and Chief Operating Officer on this 29 day of November, 2012.

RELYPSA, INC.

/s/ Gerrit Klaerner
Gerrit Klaerner, Ph.D.
President and Chief Operating Officer